SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (“Agreement”) is made by and between Scott N. Flanders (“Executive”) and eHealth, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
WHEREAS, Executive is employed by the Company as its Chief Executive Officer and serves as a member of its Board of Directors;
WHEREAS, the Executive’s employment with the Company will terminate effective on October 31, 2021 (the “Termination Date”), and through such date Executive shall continue to serve as its Chief Executive Officer and a member of its Board of Directors, subject to the terms and conditions set forth herein; and
WHEREAS, the Company desires to retain Executive as an independent contractor to perform services for a certain period (the “Consulting Term”) following the Termination Date, and Executive is willing to perform such services, on the terms described in the Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”); and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company;
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
1.Consideration. Through the Termination Date, Executive shall continue to serve as Chief Executive Officer and to receive such compensation and benefits as he is eligible to receive as of the date hereof. Upon completion of such period of continuous service as Chief Executive Officer, and subject to Executive’s execution (and non-revocation) of the release attached hereto as Exhibit A (the “Release”) on the Termination Date, the Company will pay Executive the following severance benefits, in full satisfaction of any benefits Executive is eligible to receive under Executive’s Employment Agreement dated June 1, 2016 (the “Employment Agreement”), subject to the terms and conditions herein and subject to Executive complying with all of Executive’s legal and contractual obligations to the Company and, with respect to clause 1(c), reasonably cooperating with the Board and management of the Company as part of the Chief Executive Officer transition process:
a.Cash Severance. A lump sum cash amount equal to $2,128,767.12, which payment shall be made on the first payroll date following the effective date of the Release ; and
b.Continued Health Benefits. Subject to Executive electing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Executive and Executive’s eligible dependents (if any) within the time period prescribed pursuant to COBRA, the Company will pay the COBRA premiums on a monthly basis for such coverage of Executive and any of Executive’s eligible dependents covered under the Company’s group health insurance (that is, medical, dental and vision) plans as of immediately prior to the termination of Executive employment with the Company, until the earlier of (x) eighteen (18) months following the Termination Date or (y) the date upon which Executive and such eligible dependents of Executive become covered under another employer’s group health plans that provide Executive and such eligible dependents with comparable benefits and levels of coverage
c.Performance-Based Restricted Stock Unit Award. A Performance Based Restricted Stock Unit Award granted on March 17, 2021 with respect to 18,984 shares has met the performance hurdle with respect to 6,328 shares (such 6,328 shares, the “Achieved PRSUs”), which Achieved PRSUs are now subject to time-based vesting. On December 31, 2021, if the conditions set forth in this Agreement and the Consulting Agreement are met, such Achieved PRSUs shall become fully vested.
d.Deferral Elections. The Company previously granted Executive certain equity awards (“Equity Awards”) covering shares of the Company’s common stock (“Shares”) under the Company’s 2014 Equity Incentive Plan and the terms and conditions of the applicable award agreements governing such Equity Awards (collectively the “Award Documents”). To the extent any Equity Awards are subject to a deferral election by Executive (the “Deferral Election”), the settlement and delivery of the vested Shares subject to the Equity Awards will occur in accordance with such applicable Deferral Election and applicable Award Documents.
Notwithstanding the foregoing, if Executive engages in conduct that constitutes Cause for Executive’s termination (as defined in Executive’s Employment Agreement) between the date of this Agreement and the Termination Date, then the Company may terminate Executive’s employment for Cause, and Executive will not be eligible for, and will not receive, the severance benefits set forth in clauses (a), (b) and (c) of this Section 1.
2.Equity Awards. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company pursuant to any Equity Awards that are stock options, Executive will be considered to have vested only up to the Termination Date, and all unvested restricted stock unit awards (other than the Achieved PRSUs) will be forfeited as of such date. All of Executive’s stock options are vested. Executive acknowledges that as of the Termination Date, Executive holds only those outstanding Equity Awards as set forth in Exhibit C attached hereto, and Executive will have vested in the portion of such Equity Awards as specified in Exhibit C attached hereto. The Equity Awards, including the exercise of Executive’s vested options and the underlying Shares, shall continue to be governed by the terms and conditions of the Company’s Award Documents and any applicable Deferral Election with respect to the Equity Award. The post-termination exercise period of any of Executive’s stock options will not begin to run until the final day of the Consulting Term; provided, however, that in no event will any option award be exercisable after the expiration of the award’s term.
3.Benefits. Executive’s health insurance benefits shall cease on October 31, 2021, subject to Executive’s right to continue his/her health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, participation in the Company’s 2020 Employee Stock Purchase Plan, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Termination Date.
4.Other Agreements. Concurrently with this Agreement and for the consideration set forth in this Agreement, the Company and Executive shall enter into the Consulting Agreement attached hereto as Exhibit B. In addition, as of the Termination Date, Executive shall resign from all positions with the Company and its subsidiaries, including as a member of the boards of directors of the Company and of its subsidiaries, other than with respect to his duties under the Consulting Agreement.
5.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive as of the date hereof.
6.No Pending or Future Lawsuits. Executive represents that he/she has no lawsuits, claims, or actions pending in his/her name, or on behalf of any other person or entity, against the Company or any of the other Releasees (as defined in Exhibit A). Executive also represents that he/she does not intend to bring any claims on his/her own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
7.Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.
8.Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Proprietary Information and Inventions Agreement with the Company entered into on February 7, 2017 (the “Confidentiality Agreement”), specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees.
9.No Cooperation. Executive agrees that he/she will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he/she cannot provide counsel or assistance.
10.Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement, Executive understands that he/she is not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor is Executive obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the relevant government agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.
11.Nondisparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from (a) making any public statements regarding the Company other than acknowledging that Executive previously was employed by the Company, served as its Chief Executive Officer, and was a member of its Board of Directors, and (b) any tortious interference with the contracts and relationships of any of the Releasees. Executive shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Executive’s last position and dates of employment. The members of the Company’s Board of Directors agree to refrain from any disparagement, defamation, libel, or slander of Executive.
12.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver in Exhibit A under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.
13.No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
14.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement. Notwithstanding the previous sentence, the Company will reimburse Executive for his reasonable legal fees incurred in the review and negotiation of this Agreement and matters associated with his separation from the Company up to a limit of $15,000.
15.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS

OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
16.Taxes. All payments made pursuant to this Agreement will be subject to any applicable tax withholdings. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on his/her behalf under the terms of this Agreement. Executive agrees and understands that he/she is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
17.Section 409A. The payments and benefits under this Agreement are intended to be exempt from or otherwise comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the final Treasury regulations and any guidance promulgated thereunder, and any applicable state law equivalent (together, “Section 409A”), and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or otherwise to so comply. In no event will any payments pursuant to Section 1.a. be made later than March 15, 2022. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A2(b)(2) of the Treasury Regulations. In no event will the Company reimburse Executive for any tax imposed or other costs incurred as a result of Section 409A.
18.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he/she has the capacity to act on his/her own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
19.No Representations. Executive represents that he/she has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
20.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
21.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver in Exhibit A under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
22.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement and the Award Documents.
23.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized representative of the Company.
24.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.
25.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
26.Voluntary Execution of Agreement. Executive understands and agrees that he/she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his/her claims against the Company and any of the other Releasees. Executive acknowledges that:
(a)    he/she has read this Agreement;
(b)    he/she has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his/her own choice or has elected not to retain legal counsel;
(c)    he/she understands the terms and consequences of this Agreement and of the releases it contains; and

(d)    he/she is fully aware of the legal and binding effect of this Agreement.
IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
SCOTT N. FLANDERS, an individual
Dated: 9/22/21                /s/ Scott N. Flanders
Scott N. Flanders
EHEALTH, INC.
Dated: 9/22/21    By: /s/ Scott Giesler
    Name: Scott Giesler
    Title: SVP

EXHIBIT A

Release of Claims to be executed on Termination Date
(Defined terms as set forth in the Separation Agreement)

1.Release of Claims. Executive agrees that the consideration provided under Executive’s Separation Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on his/her own behalf and on behalf of his/her respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the execution date of this Release, including, without limitation:
a.    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
b.    any and all claims relating to, or arising from, Executive’s right to purchase or receive, or actual purchase or receipt of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;
e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
Exhibit A to Separation Agreement

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive ; and
h.    any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth herein shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Separation Agreement. This release does not release any claims for indemnification by the Company pursuant to any agreement, statute or otherwise nor does it release any claims for coverage under any D&O or other similar insurance policy. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company).
2.Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Release. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Release; (b) he has had twentyone (21) days within which to consider this Release; (c) he has seven (7) days following his execution of this Release to revoke this Release; (d) this Release shall not be effective until after the revocation period has expired; and (e) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. Executive acknowledges and understands that revocation must be accomplished by a written notification to the General Counsel that is received prior to the effective date.
3.California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights he/she may have thereunder, as well as under any other statute or common law principles of similar effect.
4.    Executive’s signature below constitutes his/her certification under penalty of perjury that he/she has returned all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his/her employment with the Company, or otherwise belonging to the Company, and has not kept any copies thereof.

Understood, Acknowledged & Agreed To:

/s/ Scott Flanders                        Oct 31, 2021
Scott Flanders                            Date

EXHIBIT B

CONSULTING AGREEMENT

EHEALTH, INC.
CONSULTING AGREEMENT

This Consulting Agreement (this “Consulting Agreement”) is made and entered into as of October 31, 2021 (the “Effective Date”), by and between eHealth, Inc., a Delaware corporation (the “Company”), and Scott N. Flanders (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”). Any terms capitalized and not specifically defined herein shall have the meaning ascribed to them under the Separation Agreement and Release by and between the Company and Executive dated September 22, 2021 (the “Separation Agreement”).
WHEREAS, the Company desires to retain Consultant as an independent contractor to perform transition services for a certain period following the Termination Date, and Consultant is willing to perform such services, on the terms described below; and
WHEREAS, pursuant to the Separation Agreement, the Parties have agreed to enter into this Consulting Agreement and to set forth the terms of the Parties’ continuing relationship under this Consulting Agreement, as Consultant transitions to an independent contractor of the Company.
NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:
1.Services and Compensation
In consideration for the payments and benefits provided to Consultant as set forth in the Separation Agreement and as described in Exhibit 1 attached hereto, Consultant shall perform the services described in Exhibit 1 (the “Services”) for the Company (or its designee).
2.Confidentiality
A.Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Consulting Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of

Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
B.Nonuse and Nondisclosure. During and after the term of this Consulting Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company, except that Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Consulting Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2.B shall continue after the termination of this Consulting Agreement.
C.Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
D.Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Consulting Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
3.Ownership
A.Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Consulting Agreement and arising out of, or in connection with, performing the Services under this Consulting Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.
B.Pre-Existing Materials. Subject to Section 3.A, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Consulting Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.
C.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3.E shall continue after the termination of this Consulting Agreement.
E.Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
4.Conflicting Obligations
A.Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Consulting Agreement, Consultant’s obligations to the Company under this Consulting Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Consulting Agreement.
B.Consultant shall require all Consultant’s employees, contractors, or other third-parties performing Services under this Consulting Agreement to execute a Confidential Information and Assignment Agreement in the form provided by the Company, and promptly provide a copy of each such executed agreement to the Company. Consultant’s violation of this Section 4 will be considered a material breach under Section 6.B.
5.Return of Company Materials

Upon the termination of this Consulting Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.
6.Term and Termination
A.Term. The term of this Consulting Agreement (the “Consulting Term”) will begin on the Effective Date of this Consulting Agreement and will continue until the earlier of (i) final completion of the Services, (ii) termination as provided in Section 6.B or December 31, 2021.
B.Termination. The Company may terminate this Consulting Agreement upon giving Consultant fourteen (14) days prior written notice of such termination pursuant to Section 11.G of this Consulting Agreement. The Company may terminate this Consulting Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Consulting Agreement or the Separation Agreement. Consultant may terminate this Consulting Agreement if Consultant is physically unable to perform the Services or if the Company is in breach of any material provision of this Consulting Agreement or the Separation Agreement. Upon termination of this Consulting Agreement, Consultant shall have no further obligations to Company.

C.Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:
(1)The Company will pay, within thirty (30) days after the effective date of termination, all reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Consulting Agreement; and
(2)Section 2 (Confidentiality), Section 3 (Ownership), Section 4.B (Conflicting Obligations), Section 5 (Return of Company Materials), Section 6 (Term and Termination), Section 7 (Independent Contractor; Benefits), Section 9 (Nonsolicitation), Section 9 (Limitation of Liability), Section 10 (Arbitration and Equitable Relief), and Section 11 (Miscellaneous) will survive termination or expiration of this Consulting Agreement in accordance with their terms.
7.Independent Contractor; Benefits
A.Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Consulting Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Consulting Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit 1. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Consulting Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
B.Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance, 401k participation and employee stock purchase plan participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.
8.Nonsolicitation

To the fullest extent permitted under applicable law, from the date of this Consulting Agreement until twelve (12) months after the termination of this Consulting Agreement for any reason (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Section 8 shall affect Consultant’s continuing obligations under this Consulting Agreement during and after this twelve (12) month period, including, without limitation, Consultant’s obligations under Section 2.

9.Limitation of Liability

IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS CONSULTING AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS CONSULTING AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.
10.Arbitration and Equitable Relief
A.Arbitration. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS CONSULTING AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT AND PURSUANT TO THE ARBITRATION PROVISIONS SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1280 THROUGH 1294.2 (THE “CCP ACT”) AND PURSUANT TO CALIFORNIA LAW, AND SHALL BE BROUGHT IN CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE OR REPRESENTATIVE PROCEEDING. NOTWITHSTANDING THE FOREGOING, CONSULTANT UNDERSTANDS THAT CONSULTANT MAY BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL AS PERMITTED BY LAW. FOR THE AVOIDANCE OF DOUBT, THE FEDERAL ARBITRATION ACT GOVERNS THIS AGREEMENT AND SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE CCP ACT AND CALIFORNIA LAW. CONSULTANT AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER

ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT TO DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT AGREES TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT.
B.Procedure. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”) PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT HTTP://WWW.JAMSADR.COM/RULES-EMPLOYMENT-ARBITRATION/ AND FROM HUMAN RESOURCES. CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY WHERE PROVIDED BY APPLICABLE LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS CONSULTING AGREEMENT SHALL BE CONDUCTED IN SANTA CLARA COUNTY, CALIFORNIA.

C.Remedy. EXCEPT AS PROVIDED BY THE CCP ACT AND THIS CONSULTING AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN CONSULTANT AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE CCP ACT AND THIS CONSULTING AGREEMENT, NEITHER CONSULTANT NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.
D.Availability of Injunctive Relief. IN ACCORDANCE WITH RULE 1281.8 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.
E.Administrative Relief. CONSULTANT UNDERSTANDS THAT EXCEPT AS PERMITTED BY LAW THIS CONSULTING AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING CERTAIN ADMINISTRATIVE CLAIMS WITH LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODIES OR GOVERNMENT AGENCIES SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS CONSULTING AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM BRINGING ANY ALLEGED WAGE CLAIMS WITH THE DEPARTMENT OF LABOR STANDARDS ENFORCEMENT. LIKEWISE, THIS CONSULTING AGREEMENT DOES PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY ADMINISTRATIVE CLAIMS, EXCEPT AS PERMITTED BY LAW.
F.Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT HE IS EXECUTING THIS CONSULTING AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ THIS CONSULTING AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS CONSULTING AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING HIS RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT HE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS CONSULTING AGREEMENT.

11.Miscellaneous
A.Governing Law; Consent to Personal Jurisdiction. This Consulting Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Consulting Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.
B.Assignability. This Consulting Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Consulting Agreement, except as expressly stated. Except as may otherwise be provided in this Consulting Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Consulting Agreement. Notwithstanding anything to the contrary herein, Company may assign this Consulting Agreement and its rights and obligations under this Consulting Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.
C.Entire Agreement. This Consulting Agreement, together with the Separation Agreement, Equity Documents, and Confidentiality Agreement, constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties, with the exception of the Separation Agreement, Equity Documents and Confidentiality Agreement. Consultant represents and warrants that he is not relying on any statement or representation not contained in this Consulting Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Consulting Agreement, the terms of this Consulting Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
D.Headings. Headings are used in this Consulting Agreement for reference only and shall not be considered when interpreting this Consulting Agreement.
E.Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Consulting Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Consulting Agreement will continue in full force and effect.
F.Modification, Waiver. No modification of or amendment to this Consulting Agreement, nor any waiver of any rights under this Consulting Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Consulting Agreement will not operate as a waiver of any other or subsequent breach.

G.Notices. Any notice or other communication required or permitted by this Consulting Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 11.G.
(1)If to the Company, to:
2625 Augustine Drive
Santa Clara, CA 95054
Attention: General Counsel

(2)If to Consultant, to the address for notice on the signature page to this Consulting Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.
H.Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Consulting Agreement to enforce or interpret the provisions of this Consulting Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
I.Signatures. This Consulting Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
J.Applicability to Past Activities. Consultant agrees that if and to the extent that Consultant provided any services or made efforts on behalf of or for the benefit of Company, or related to the current or prospective business of Company in anticipation of Consultant’s involvement with the Company, that would have been “Services” if performed during the term of this Consulting Agreement (the “Prior Consulting Period”) and to the extent that during the Prior Consulting Period: (i) Consultant received access to any information from or on behalf of Company that would have been “Confidential Information” if Consultant received access to such information during the term of this Consulting Agreement; or (ii) Consultant (a) conceived, created, authored, invented, developed or reduced to practice any item (including any intellectual property rights with respect thereto) on behalf of or for the benefit of Company, or related to the current or prospective business of Company in anticipation of Consultant’s involvement with Company, that would have been an Invention if conceived, created, authored, invented, developed or reduced to practice during the term of this Consulting Agreement; or (b) incorporated into any such item any pre-existing invention, improvement, development, concept, discovery or other proprietary information that would have been a Prior Invention if incorporated into such item during the term of this Consulting Agreement; then any such information shall be deemed Confidential Information hereunder and any such item shall be deemed an Invention or Prior Invention hereunder, and this Consulting Agreement shall apply to such activities, information or item as if disclosed, conceived, created, authored, invented, developed or reduced to practice during the term of this Consulting Agreement.

Consultant further acknowledges that Consultant has been fully compensated for all services provided during any such Prior Consulting Period.
(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the Effective Date set forth above.
CONSULTANT                EHEALTH, INC.
By:/s/ Scott N. Flanders            By:    Scott Giesler
Name: Scott N. Flanders            Name: Scott Giesler
Title:                    Title: SVP
Address for Notice:

EXHIBIT 1
SERVICES AND COMPENSATION
1.Contact. Consultant’s principal Company contact:
Name: Fran Soistman
Title: Chief Executive Officer
2.Services. The Services will include, but will not be limited to, the following:
A.Consultant will provide transitional assistance to the Company with respect to the transition of his duties and responsibilities as Chief Executive Officer of the Company. Services to be provided shall not exceed eight (8) hours per week.
B.Consultant’s services will commence immediately following the Termination Date, and terminate as of December 31, 2021 (“Scheduled End Date”), unless earlier terminated under Section 6.B. of the Consulting Agreement.
3.Compensation.
A.Consulting Payments. The Company will provide Consultant with consulting fee payments equal to $58,333.33 per month during the Consulting Term, paid on a monthly basis, and a final consulting payment equal to $146,232.88 within thirty (30) days following the final day of the Consulting Term.
B.Equity Awards. Executive’s Equity Awards will be governed by the terms and conditions of the Equity Documents (and Deferral Election, as applicable), as well as the terms and conditions of the Separation Agreement.
C.Expense Reimbursements. The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Consulting Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.
Exhibit 1 to Consulting Agreement

EXHIBIT C

EXECUTIVE EQUITY AWARDS

Equity Award Type	Grant Date	Number of Shares Subject to Equity Award at Grant	Number of Underlying Vested Shares as of Termination Date	Number of Underlying Unvested Shares as of Termination Date
PRSU	6/14/21	13,250 (target)	0	13,250
PRSU	3/17/21	18,984	0	18,984 (6,328 represent the “Achieved PRSUs”)
PRSU	3/17/21	18,984 (target)	0	18,984
RSU	3/17/21	37,968	0	37,968
PRSU	4/21/20	24,500	0	0
PRSU	4/21/20	65,000	0	0
RSU	4/21/20	24,500	6,125	18,375
PRSU	10/15/19	15,834	0	0
PRSU	4/16/19	29,166	0	0
PRSU (Deferred)	3/30/18	167,500	167,500 vested; 163,770 to be released subject to terms of the Deferral Election[1]	0
PRSU (Deferred)	6/3/16	200,000	200,000 vested; 195,546 to be released subject to terms of the Deferral Election	0
1 All awards expressed with this formulation have already had a small number of shares released for tax withholding purposes.
Exhibit B to Separation Agreement

RSU (Deferred)	6/3/16	100,000	100,000 vested; 98,886 to be released subject to terms of the Deferral Election	0
NQ Stock Options	6/3/16	150,000	150,000	0
NQ Perf Stock Options	6/3/16	150,000	150,000	0
RSU (Deferred)	6/4/15	505	505 vested; 438 to be released subject to terms of the Deferral Election	0
RSU (Deferred)	6/4/15	7,370	7,370 vested and to be released subject to terms of the Deferral Election	0